As filed with the Securities and Exchange Commission on August 27, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vertical Aerospace Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Vertical Aerospace Ltd.
Unit 1 Camwal Court, Chapel Street,
Bristol BS2 0UW
United Kingdom
+44 117 471-0150
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street,
18th Floor
New York, New York 10168
+1 (800) 221-0102
(Name, address and telephone number of agent for service)

Copies to:
Robbie McLaren, Esq. Jennifer Gascoyne, Esq. Latham & Watkins (London) LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710-1000	Sanjay Verma Vertical Aerospace Ltd. Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW United Kingdom +44 117 471-0150

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended. Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated August 27, 2026.
PRELIMINARY PROSPECTUS
Vertical Aerospace Ltd.
Up to 168,169,971 Ordinary Shares Offered by the Selling Securityholder

This prospectus relates to the resale or other disposition, from time to time, of up to 168,169,971 ordinary shares, par value $0.001 per share (the “ordinary shares”) of Vertical Aerospace Ltd. (“we,” “our,” the “Company” or “Vertical”), by Mudrick Capital Management, L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates (“Mudrick Capital”) or its affiliates (the “Selling Securityholder”) or its pledgees, donees, transferees, or other successors in interest, comprising:
(a)   up to 63,900,370 additional ordinary shares (the “Step Down Conversion Shares”) that have become issuable by us to Mudrick Capital upon conversion of the 10.00% / 12.00% Convertible Senior Secured PIK Toggle Notes due 2030 (the “Convertible Senior Secured Notes”), including upon conversion of the Additional Notes (as defined herein), issued by us to Mudrick Capital from time to time pursuant to Section 2.03 of the Company’s indenture, dated as of December 16, 2021 (as amended, modified or supplemented from time to time, the “Indenture”), with U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee and collateral agent (the “Trustee”) and the other parties thereto, as a result of an amendment to the Indenture (the “Step Down Amendment”) that, among other things, lowered the fixed conversion price applicable to all Convertible Senior Secured Notes issued under the Indenture, including Additional Notes, from $3.50 to $1.30 per ordinary share; and
(b)   up to 104,269,601 additional ordinary shares (the “Step Down PIK Shares”) that have, as a result of the accelerated issuance of the Additional Notes and the Step Down Amendment, become issuable upon conversion of Convertible Senior Secured Notes issuable as payment-in-kind interest (“PIK Interest”) payable semi-annually, at our option, on the Convertible Senior Secured Notes, including Additional Notes, through their maturity (the “PIK Interest Notes”).
This prospectus also covers any additional securities that may become issuable by reason of share subdivisions, share dividends or other similar transactions.
The securities covered by this prospectus include those pursuant to registration rights granted to the Selling Securityholder. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholder will offer or sell any of the securities nor does it require us to issue any ordinary shares. We will not receive any of the proceeds from the sale of the ordinary shares by the Selling Securityholder. See “Use of Proceeds.”
From the date of this prospectus, the Selling Securityholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer and sell some or all of the securities held by it that are covered by this prospectus on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, as described in more detail in this prospectus. If any third parties are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. Additional information on the Selling Securityholder, and the times and manner in which the Selling Securityholder may offer and sell or otherwise dispose of its ordinary shares under this prospectus, is provided under the sections entitled “Selling Securityholder” and “Plan of Distribution” in this prospectus. The Selling Securityholder may sell any, all or none of the securities offered by this prospectus from time to time, and we do not know when or in what amount the Selling Securityholder may sell the ordinary shares hereunder following the effective date of the registration statement of which this prospectus forms a part. In connection with any sales of securities offered hereunder, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
Our ordinary shares are listed on the New York Stock Exchange under the symbol “EVTL.” On August 26, 2026, the last reported closing price of our ordinary shares was $0.75 per share.
We may amend, modify, update or supplement this prospectus from time to time by incorporating by reference any document or filing amendments or supplements as required. You should read this entire prospectus, together with any documents we incorporate by reference, and any amendments or supplements carefully before you make your investment decision.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 27, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, the Selling Securityholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the ordinary shares issued by us, the securities being offered and sold by the Selling Securityholder and other information you should know before investing. Each time the Selling Securityholder offers and sells securities using this prospectus, if and to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of securities being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific material terms related to the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any document incorporated by reference in this prospectus and any prospectus supplement may also add, update, or change information in this prospectus or with respect to that offering. If there is any inconsistency between the information contained or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement, as certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.
You should read both this prospectus and any prospectus supplement together with any additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before deciding to invest in any of the securities being offered. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Securityholder have authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. Neither we nor the Selling Securityholder take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Convertible Senior Secured Notes
On December 16, 2021, pursuant to a convertible note subscription agreement dated October 26, 2021, we sold to Mudrick Capital 7.00% / 9.00% Convertible Senior Secured PIK Toggle Notes due 2026 in an aggregate principal amount of $200 million, issued pursuant to the Indenture.
On December 23, 2024, we entered into the first supplemental indenture (the “First Supplemental Indenture”) with the Trustee, amending the Indenture, among other things, to: (i) increase the interest rate applicable to the Convertible Senior Secured Notes to 10.00% for cash interest and 12.00% for PIK Interest; (ii) extend the maturity date of the Convertible Senior Secured Notes to December 15, 2028; and (iii) provide for a fixed conversion price of $2.75 per ordinary share for approximately $130 million nominal principal amount of the Convertible Senior Secured Notes (the “Partial Conversion Amount”) and a fixed conversion price of $3.50 per ordinary share for the remainder of the Convertible Senior Secured Notes. Following the

execution of the First Supplemental Indenture, the holders of the Convertible Senior Secured Notes exercised in full the conversion of the Partial Conversion Amount.
On December 23, 2024, we entered into the second supplemental indenture with the Trustee, amending the Indenture, among other things, to add Vertical Aerospace Group Limited as a guarantor of the Convertible Senior Secured Notes under the Indenture.
On April 20, 2026, we entered into the third supplemental indenture (the “Third Supplemental Indenture”) with the Trustee, amending the Indenture, among other things, to extend the maturity date of the Convertible Senior Secured Notes to December 15, 2030. Following the execution of the Third Supplemental Indenture, on April 20, 2026, we entered into a convertible note purchase agreement (the “Convertible Note Purchase Agreement”) with Mudrick Capital, pursuant to which we had the right, but not the obligation, to cause Mudrick Capital to purchase up to $50,000,000 in aggregate nominal principal amount of additional Convertible Senior Secured Notes (the “Additional Notes”) to be issued under the Indenture during a period of one year following the date of the Convertible Note Purchase Agreement. We submitted Draw Notices (as defined in the Convertible Note Purchase Agreement) to Mudrick Capital, requesting drawdowns on May 20, 2026, June 26, 2026 and July 27, 2026, each in the Draw Amount (as defined in the Convertible Note Purchase Agreement) of $5 million for an aggregate of $15 million.
On August 12, 2026, we entered into the fourth supplemental indenture (the “Fourth Supplemental Indenture”) with the Trustee, amending the Indenture, among other things, to provide for a change in the fixed conversion price of all Convertible Senior Secured Notes issued under the Indenture, including the Additional Notes, from $3.50 to $1.30 per ordinary share. In connection therewith, on August 12, 2026, we entered into the Amended and Restated Convertible Note Purchase Agreement with Mudrick Capital, pursuant to which Mudrick Capital agreed to purchase, and we agreed to issue and sell, the remaining $35 million in aggregate nominal principal amount of Additional Notes issuable pursuant to the Convertible Note Purchase Agreement on an accelerated basis.
Up to 168,169,971 ordinary shares, comprising (a) up to 63,900,370 Step Down Conversion Shares and (b) up to 104,269,601 Step Down PIK Shares, are being registered pursuant to the shelf registration statement of which this prospectus forms a part.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “goals,” “targets,” “objectives,” “will,” “projects,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations. Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
•
Our limited operating history and that we have not yet manufactured any non-prototype aircraft or sold any aircraft to customers;

•
Our business plans require a significant amount of capital and we may not be able to raise additional funds when we need or want them, or at all, to fund our operations, which could force us to curtail or even cease our planned operations and the pursuit of our growth strategy;

•
Our limited cash and cash equivalents, recurring losses from operations and dependency on raising additional capital indicate that a material uncertainty exists that may cast significant doubt (or substantial doubt as contemplated by PCAOB standards) regarding our ability to continue as a going concern;

•
If we are unable to produce, certify or launch aircraft in the volumes or timelines projected, including achieving the goals set out in Flightpath 2030;

•
Our aircraft may not perform at the level we expect and may potentially have defects;

•
Our dependence on our partners and suppliers for the components in our aircraft and for our operational needs;

•
Being an early-stage company with a history of losses, we expect to incur significant expenses and continuing losses in the foreseeable future;

•
Our markets are still in relatively early stages of growth, and such markets may not continue to grow, grow more slowly than we expect or fail to grow as large as we expect;

•
Any accidents or incidents involving electric vertical takeoff and landing (“eVTOL”) or hybrid-electric aircraft developed by us or our competitors could harm our business;

•
Our aircraft may not be certified by transportation authorities for production and operation within any projected timeline, or at all;

•
Development, testing and commercialization of a hybrid-electric vertical take-off and landing variant of the Valo aircraft is subject to significant risks, including technological, regulatory and operational challenges;

•
All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time by either party and any pre-delivery payments may be fully refundable upon certain circumstances;

•
Our business has developed rapidly and expects to continue to develop significantly, and any failure to manage that growth effectively could harm our business;

•
Our dependence on recruiting and retaining our senior management team and other highly skilled personnel;

•
We previously identified material weaknesses in our internal controls over financial reporting, which if we fail to properly remediate, could adversely affect our results of operations, investor confidence in us and the market price of our ordinary shares; and

•
Other risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

Many important factors, in addition to the factors described above and in other sections of this prospectus, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.
The estimates and forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any estimate or forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, and in the documents incorporated by reference into this prospectus.

OUR COMPANY
Company Overview
Our vision is to transform how the world moves. We are a global aerospace and technology company that is pioneering electric aviation, focused on designing, manufacturing and selling a zero-operating emission eVTOL aircraft for use in the advanced air mobility (“AAM”) market, using cutting edge technology from the aerospace, automotive and energy industries.
Founded in 2016, we draw on deep aerospace and automotive expertise. We designed, built and flew two sub-scale prototype eVTOL aircraft in 2018 and 2019. We are currently developing, and are progressing towards the certification of Valo, our flagship eVTOL. Our first full-scale prototype successfully concluded its remote thrustborne flight test campaign in August 2023.
Our second, more advanced, full-scale prototype commenced flight tests in July 2024, achieving the milestone of piloted thrustborne flight maneuvers in January 2025, wingborne flight in September 2025 and two-way transition in April 2026. In December 2025, we completed the assembly of our third full-scale prototype, identical to the second, which began its piloted flight test campaign in June 2026 and achieved piloted transition in August 2026. Both our second and third prototypes include much of our strategic partners’ technology that we plan to incorporate into our final certification aircraft. In addition, we also expect to have five flying and two static aircraft, for certification purposes only.
We are targeting Valo to be capable of transporting a pilot and up to six passengers, traveling distances of up to 100 miles, and achieving cruise speeds of 150 mph, while producing minimal noise and zero operating emissions. The aircraft is being designed around existing certifiable technology, as well as certain novel technology such as the batteries and propellers which we are designing and developing in-house. Collectively, our experienced team has previously certified and supported the development of over 30 aircraft and propulsion systems around the world. We are currently one of the only eVTOL designers and original equipment manufacturers (“OEMs”) actively pursuing certification from the United Kingdom’s Civil Aviation Authority (the “CAA”) and the European Union Aviation Safety Agency (“EASA”) with a winged vehicle. We aim to have our aircraft certified to safety targets the same as those to which large commercial airliners are subject, based on standards that are multitudes times safer than those applicable to small single-engine helicopters. EASA and the CAA have also agreed how they will collaborate on the certification of Valo, under the technical implementation procedures agreed as part of the UK’s withdrawal from the European Union. While both regulators have been working closely already, this sets the foundations for their certification experts to apply common standards and work together towards concurrent certification and validation of Valo by both authorities. In 2023, the CAA announced its intention to adopt EASA’s Means of Compliance to SC-VTOL, the standards against which European and UK manufacturers design eVTOLs. In 2025, the CAA announced its eVTOL Delivery Model which sets out a regulatory framework to facilitate commercial eVTOL flights in the UK by the end of 2028. By achieving certification of our eVTOL aircraft from the CAA and EASA, we expect to leverage the work done with our home regulator to have the certification validated by other regulators where we intend to operate, including the United States Federal Aviation Administration (the “FAA”), Brazil’s National Civil Aviation Agency (“ANAC”), Japan Civil Aviation Bureau (“JCAB”) and the General Authority of Civil Aviation (“GACA”) of the Kingdom of Saudi Arabia.
In March 2023, the CAA issued us with an eVTOL Design Organisation Approval (“DOA”), the scope of which was expanded in July 2024, enabling our engineers to sign-off compliance of an expanding range of technical areas, including additional aspects of flight control, avionics and electrical systems. By enhancing our capacity to carry out certification activities, we expect to streamline the overall certification process. UK and European aerospace companies cannot hold a type certificate, necessary for entry into service, without being granted a DOA. The DOA authorizes us to conduct design activities and issue design approvals within the DOA’s scope of approval. In 2025, we maintained our DOA after our first 24-month audit.
In May 2025, we announced the development of a complementary hybrid-electric aircraft. This aircraft is intended to extend the payload and range capability of the pure-eVTOL platform to carry up to 1,100 kilograms and travel 1,000+ miles, enabling new potential applications in defense, logistics and commercial sectors including air ambulance services, which require longer range and higher payload than current eVTOL platforms can deliver. This hybrid aircraft maintains the same airframe as the eVTOL.
We are developing a sophisticated eVTOL ecosystem that allows us to focus on providing a high quality experience. Our in-house expertise, together with our industry-leading partners, cover design, certification, assembly and manufacture, pilot experience, end-user experience and base platform performance. We aim to be one of the leading eVTOL aircraft OEMs, selling globally certified aircraft to a variety of customers, including commercial airlines, aircraft leasing companies, business aviation, tourism groups, mobility platforms and existing helicopter operators as well as new operators in the AAM market, providing both OEM sales and aftermarket services to our customers. We also believe there is a potential market to provide OEM sales to a variety of industries beyond traditional airline and helicopter customers, such as tourism, where there is an opportunity to replace existing transportation options like minibuses, and the cargo and logistics industry, where there is potential to partner with global logistics firms and large retail customers. There is a further opportunity to generate revenue from other sectors such as emergency services, as eVTOL and hybrid-electric aircraft can be used for emergency patient and supplies transport, particularly in densely populated areas or military logistics transport, among other potential uses. We plan to explore the potential development of versions of Valo for such scenarios. Our strategy is to forge partnerships in key markets with partners that have existing demand and are local trusted brands with market specific knowledge. We believe that by partnering with such market players, we can extend their business models and build a market ecosystem that will allow us to expand our proposition over time. Our focus on system integration and establishment of an industrial supply chain is expected to enable rapid scaling of production of our aircraft.
Company Information
The mailing address of our principal executive office is Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom, and our telephone number is +44 117 471-0150. Our website address is https://www.vertical-aerospace.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Cogency Global Inc.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We are registering the resale of our securities by the Selling Securityholder. All of the ordinary shares offered by the Selling Securityholder will be sold by it for its account. We will not receive any of the proceeds from these sales.
The Selling Securityholder will pay any underwriting fees, discounts, selling commissions, share transfer taxes and certain legal expenses incurred by the Selling Securityholder in disposing of its ordinary shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following summary of the material terms of our share capital is not intended to be a complete summary of the rights and preferences of such securities, and should be read together with the Company’s fifth amended and restated memorandum and articles of association effective on January 20, 2026 (the “Articles”). We urge you to read the Articles in its entirety for a complete description of the rights and preferences of our share capital.
General
We are a Cayman Islands exempted company with limited liability (company number 376116). Our affairs are governed by our Articles as amended and restated from time to time and the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”).
Our objects are unrestricted, and Section 3 of our Memorandum of Association provides that we shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Our register of members is maintained by Continental Stock Transfer & Trust Company.
The authorized share capital of the Company is $1,010,000, divided into 1,000,000,000 ordinary shares, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share, 325,590 of which have been designated as Series A convertible preferred shares. As used herein, “Series A convertible preferred shares” refers to the preferred shares, with a liquidation value of $1,000 per share, issuable in an aggregate amount of up to $250,000,000 in tranches not to exceed $25,000,000 each over a 24-month period, pursuant to the securities purchase agreement dated April 20, 2026 between the Company and YA II PN, Ltd. The Series A convertible preferred shares are convertible into our ordinary shares.
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing our issued and outstanding ordinary shares are generally not issued and legal title to our issued shares is recorded in registered form in the register of members. Other than as described below under the heading “— Shareholder Participation Rights,” holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.
We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. There is no cumulative voting with respect to the election of directors at a general meeting, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the directors, subject to the director nomination rights held by Mudrick Capital and Stephen Fitzpatrick’s right to serve as a General Director as described below under the heading “— Directors.”
Our board of directors (“Board”) may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our Board. If we issue any preferred shares, the rights, preferences and privileges of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares. See “— Variations of Rights of Shares.” The Series A convertible preferred shares, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, rank senior to all of our ordinary shares, unless the Required Holders (as defined in the Certificate of Designations of Series A convertible preferred shares) consent to the creation of other shares senior or equal in rank to the Series A convertible preferred shares.
As of August 10, 2026, there were 171,723,641 ordinary shares issued and outstanding and 55,672,327 ordinary shares issuable upon the exercise of outstanding warrants and options. In addition, as of August 12, 2026, there were 157,972,431 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes issued and outstanding as of such date.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our Board subject to the Companies Act and our Articles. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of the Company lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of our ordinary shares on a pro rata basis. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our Board and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by our Board.
Voting Rights
Holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders, subject to the voting rights of any outstanding preferred shares, including the Series A convertible preferred shares, which vote together with the ordinary shares as a single class on an as-converted basis. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company. Voting at any meeting of shareholders is by poll and not on a show of hands.
A special resolution will be required for important matters such as a merger or consolidation of the Company, change of name or making changes to our Articles or the voluntary winding up of the Company.
The adoption of any ordinary resolution by our shareholders requires the affirmative vote of a simple majority of the votes permitted to be cast by persons present (in person or by proxy) and voting at a general meeting at which a quorum is present, while a special resolution requires the affirmative vote of no less than two-thirds of the votes permitted to be cast by persons present (in person or by proxy) and voting at any such meeting, or, in each case, a unanimous resolution in writing.
Shareholder Meetings
Our Articles provide that notice of any general meeting shall be provided to each shareholder entitled to vote at such meeting not less than seven calendar days but not more than sixty calendar days before the date of the meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of an extraordinary general meeting, the purpose or purposes for which the meeting is called. No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company.
Under our Articles, all general meetings of the Company other than annual general meetings are called extraordinary general meetings. No business may be transacted at any general meeting other than business properly brought before the meeting.
Annual General Meetings
Our Articles provide that the Company shall hold an annual general meeting in each fiscal year of the Company, to be held at such time and place as our directors approve. To be properly brought before an annual general meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) otherwise brought before the meeting by the Board or the chairman of the Board, or (iii) notified to the Company in writing not later than the seventh day after the delivery of notice of such meeting by shareholders holding greater than an aggregate of 10.0% of the issued and outstanding ordinary shares.
Extraordinary General Meetings
Our Articles provide that extraordinary general meetings for any purpose or purposes may be called at any time (i) by a resolution adopted by the majority of our directors or (ii) by the Board upon a valid request by shareholders holding an aggregate of 10.0% of the issued and outstanding ordinary shares. To be properly brought before an extraordinary general meeting, business must be specified in a notice of meeting given by or at the direction of the person calling the meeting, which may include any such business as the requesting shareholders may propose, subject to applicable law.

The Board can, in good faith, refuse the calling of an extraordinary general meeting at the request of shareholders holding greater than an aggregate of 10.0% of the ordinary shares issued and outstanding, but only if the resolution proposed to be dealt with at the extraordinary general meeting cannot be properly moved because it would be contrary to applicable law. If the Board does not convene an extraordinary general meeting within twenty-one days from the date on which a valid request is received, other than in the limited circumstances in which the Board would have a right to refuse the calling of an extraordinary general meeting, the requesting shareholders may convene an extraordinary general meeting, which shall be convened in the same manner as nearly as possible as that in which extraordinary general meetings are convened by the Board.
Variations of Rights of Shares
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Options
Our board of directors is empowered to grant options with or without preferred, deferred, or other rights or restrictions. We currently have in place two employee incentive plans under which options in our ordinary shares can be granted to eligible employees.
Transfer of Ordinary Shares
Any of our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, or approved by our Board, subject to the applicable restrictions of our Articles, such as the determination by the directors that a proposed transfer is not eligible.
Ownership Threshold
There are no provisions under Cayman Islands law applicable to us, or under the Articles, that require us to disclose shareholder ownership above any particular ownership threshold.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by the Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Anti-Takeover Provisions in the Articles
Some provisions of the Articles may discourage, delay or prevent a change of control of Vertical or our management that shareholders may consider favorable, including director nomination rights granted to Mudrick Capital for a number of directors proportionate in number to its share ownership percentage so long as Mudrick Capital beneficially owns greater than 10.0% of our issued and outstanding ordinary shares, and a provision that authorizes our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
Liquidation
On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Calls on Shares and Forfeiture of Shares
Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Shareholder Participation Rights
Pursuant to a Shareholder Letter Agreement, dated as of December 23, 2024, by and among the Company, Mudrick Capital, Stephen Fitzpatrick and Imagination Aero Investments Limited (“Imagination Aero”), a wholly owned entity of Mr. Fitzpatrick, so long as (i) Mudrick Capital directly or indirectly beneficially owns at least 20% of our issued and outstanding ordinary shares or (ii) Mr. Fitzpatrick and Imagination Aero, together with any other fund, entity or account that is affiliated with Mr. Fitzpatrick (the “SF Parties”), directly or indirectly beneficially owns at least 3% of our issued and outstanding ordinary shares, Mudrick Capital and/or the SF Parties may elect to participate in our offering of newly issued ordinary shares and any other securities (including any equity securities or debt securities that are convertible into ordinary shares or the other equity securities of Vertical or our subsidiaries) (the “New Securities”) at a price and on the terms specified in the relevant offer notice, up to such number of New Securities proportionate to Mudrick Capital and/or the SF Parties’ beneficial ownership of our issued and outstanding ordinary shares relative to the number of New Securities to be offered by us.
Directors
Our management is vested in our Board. Our Articles provide that questions arising at any meeting of directors shall be decided by the votes of a majority of the directors present at a duly held meeting at which a quorum is present, or by unanimous written resolution of the Board. The quorum necessary for any Board meeting shall consist of at least a majority of the members of our Board.
Our Articles provide that the Board shall consist of up to seven directors (but not less than one director), unless increased or decreased from time to time by the directors or the Company in a general meeting, and the Board shall consist of a majority of independent directors.
Pursuant to our Articles and the Shareholder Agreement (as defined below), Mudrick Capital has the right to nominate for election individuals to serve as directors on the Board in respect of the number of director positions that is equal to Mudrick Capital’s proportionate beneficial ownership (calculated in accordance with Rule 13d-3 under the Exchange Act) of the ordinary shares, rounded to the nearest whole number, subject to a minimum of one director (each such director, upon the effectiveness of their appointment, an “Appointed Director”). Any casual vacancy on the Board in respect of an Appointed Director position shall be subject to Mudrick Capital’s nomination rights.
Our Articles provide that the nominating and corporate governance committee of the Board (the “Nominating and Governance Committee”) shall review each candidate nominated by Mudrick Capital to be an independent director for fitness and, if deemed fit for service, the Nominating and Governance Committee will recommend the individuals for election by a majority vote of the Board. The Nominating and Governance Committee shall recommend for election by a majority vote of the Board each candidate deemed fit for service by Mudrick and nominated by Mudrick Capital to be a non-independent Appointed Director.
Director positions other than for an Appointed Director (each such director, a “General Director”) may be filled by the affirmative vote of a simple majority of the remaining directors present and voting at a Board meeting, or by ordinary resolution (or, in the event that there is more than one individual proposed in respect of a single General Director position, by a plurality of votes) at a general meeting of the Company’s shareholders. So long as the SF Parties beneficially own at least 3% of our issued and outstanding ordinary shares, Mr. Fitzpatrick shall be entitled to serve as a General Director on the Board.
A director may be removed from office by an ordinary resolution of the shareholders with cause, and any director other than Mr. Fitzpatrick may be removed from office by an ordinary resolution of the shareholders without cause, in each case at any time before the expiration of their term. Subject to the applicable requirements of our Articles and the Shareholder Agreement, Mudrick Capital may remove any Appointed Director by delivering notice to the Company.
Each director shall hold office until the expiration of his or her term, until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
There is no cumulative voting with respect to the appointment of directors.
Under our Articles, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding their interest; provided that, in exercising any such vote, such director complies with their fiduciary duties and any other applicable duties.
Our directors are entitled to such remuneration as the directors may from time to time determine.
On August 5, 2026, the Company entered into an agreement in principle regarding certain matters with Mudrick Capital pursuant to a non-binding term sheet (the “Term Sheet”) regarding certain matters set forth therein. On August 12, 2026, pursuant to the Term Sheet, the Company entered into a Shareholder Agreement with Mudrick Capital (the “Shareholder Agreement”), providing for certain director nomination rights, removal rights and consent rights for Mudrick Capital and other matters included therein. In addition, under the Shareholder Agreement, the Company agreed to submit to a vote at a general meeting of the Company’s shareholders certain amendments to the Articles to provide for certain director nomination rights, removal rights and consent rights for Mudrick Capital and other matters (the “Articles Amendments”). The proposed Articles Amendments, among other things: (i) provide that the Company will take all necessary corporate action to increase the number of seats available on the Board to up to nine directors; (ii) provide that Mudrick Capital will have the right to nominate for election individuals to serve as directors on the Board in respect of the number of director positions that is equal to Mudrick Capital’s proportionate beneficial ownership (calculated in accordance with Rule 13d-3 under the Exchange Act) of the ordinary shares, rounded to the nearest whole number, subject to a minimum of one director (each such director, upon the effectiveness of their appointment, an “Appointed Director”); (iii) provide that Mudrick Capital has the power to designate the chairman of the Board so long as Mudrick Capital beneficially owns at least 33.0% (calculated in accordance with Rule 13d-3 under the Exchange Act) of the ordinary shares; (iv) provide that Mudrick Capital may remove any Appointed Director at its discretion, with or without cause, subject to (a) in case such Appointed Director is an independent director, 30 days’ prior written notice to the Company and (b) the majority independence requirement for the Board; (v) provide that, so long as Mudrick Capital beneficially owns 10.0% (calculated in accordance with Rule 13d-3 under the Exchange Act) of the ordinary shares and to the extent permitted by law, Mudrick Capital has the right to designate Appointed Directors to serve on each of the Board’s committees in respect of the number of committee positions that is equal to Mudrick Capital’s proportionate beneficial ownership (calculated in accordance with Rule 13d-3 under the Exchange Act) of the ordinary shares at the relevant time, rounded to the nearest whole number, subject to (a) a minimum of one director on each committee, and (b) compliance with certain legal and regulatory requirements; and (vi) provide that any resolution to amend the Articles that would adversely affect certain of Mudrick Capital’s rights provided under the Articles will be passed only if Mudrick Capital votes in favor of such amendment.
In accordance with the Shareholder Agreement, the Company has called a general meeting of its shareholders to vote upon the Articles Amendments (the “Articles Amendment Proposal”), as well as certain other matters. Such general meeting will be held on September 11, 2026. As of the date of this prospectus, the Articles Amendments have not been adopted. Many of the rights to be granted to Mudrick Capital in the Articles Amendments are substantially the same as the rights that Mudrick Capital currently has pursuant to a combination of the Shareholder Agreement and the Articles, and the Articles Amendments Proposal, if approved, will result in the incorporation of these rights in the Articles. If the Articles Amendment Proposal is not approved, the governance arrangements set forth in the Shareholder Agreement will continue in effect. The Shareholder Agreement will terminate upon the earlier of the adoption of the Articles Amendments by the Company and such time as Mudrick Capital ceases to beneficially own 10.0% (calculated in accordance with Rule 13d-3 under the Exchange Act) of the ordinary shares.

Indemnity of Directors and Officers
Our Articles provide that our Board and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices to the fullest extent permitted under the laws of the Cayman Islands.
Differences in Company Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that it is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction and facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually the affirmative vote of the holders of at least a two-thirds (2/3) majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. Unless required by its articles of association, no shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company if a copy of the plan of merger or consolidation is given to every member of the subsidiary company unless that member agrees otherwise.
The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.
After obtaining the relevant authorizations and consents, a director of each Cayman Islands company must sign the plan of merger or consolidation on behalf of their company and file the plan with the Registrar of Companies together with prescribed documents such as certificates of good standing, director’s declarations that, among other things: (a) the constituent company is, and the consolidated or surviving company will be, immediately after merger or consolidation, able to pay its debts as they fall due; (b) that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; and that (c)(i) no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up the company in any jurisdiction, (ii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or its property or any part thereof and (iii) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of any constituent company are and continue to be suspended or restricted.
Where the merger or consolidation involves a foreign company and the surviving company is the foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, in addition to the above declarations, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice of such approval to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) shall file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, that will generally be more suited for complex mergers or other transactions involving widely held companies. Such transactions, commonly referred to in the Cayman Islands as a “scheme of arrangement,” may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect of a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), three fourths in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) in respect of a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing three fourths in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:
•
the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

•
the shareholders have been fairly represented at the meeting in question;

•
the arrangement is such as a businessman would reasonably approve; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).
If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions
When a takeover offer is made and accepted by holders of not less than 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits
Walkers (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
•
a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•
the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•
those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed or where the directors have exercised their powers for an improper purpose.
Enforcement of Civil Liabilities
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies
We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
•
an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•
an exempted company’s register of members is not open to inspection;

•
an exempted company does not have to hold an annual general meeting;

•
an exempted company may issue shares with no par value;

•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles permit indemnification of officers and directors, to the fullest extent permitted under the laws of the Cayman Islands, for any liability and loss suffered and expenses, including legal expenses, incurred in their capacities as such in connection with any action, suit or proceeding, where civil, administrative or investigative. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors that will provide such persons with additional indemnification beyond that provided in our Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
•
duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•
duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•
directors should not improperly fetter the exercise of future discretion;

•
duty to exercise powers fairly as between different sections of shareholders;

•
duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•
duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles or alternatively by shareholder approval at general meetings.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Articles provide that shareholders holding greater than an aggregate of 10.0% of the ordinary shares issued and outstanding of the Company (i) may call an extraordinary general meeting and put forth proposals at such extraordinary general meeting, and (ii) may put forth proposals at an annual general meeting, in each case subject to compliance with the relevant notice provisions in the Articles.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation may be removed for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed by the shareholders for “cause” (i.e., a conviction of a felony, the willful misconduct in the performance of director’s duties to the Company in a matter of substantial importance, or mental incompetency that directly affects such director’s ability to perform his or her obligations as a director) by an ordinary resolution. Directors other than Mr. Fitzpatrick may be removed by the shareholders without cause by an ordinary resolution. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is prohibited by applicable law from being a director; or (v) the director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from meetings of the Board for six consecutive months without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under the Articles, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of a special resolution of the shareholders and any other sanction required by law.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Articles may only be amended by a special resolution of the shareholders.
Directors’ Power to Issue Shares
Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.
Waiver of Certain Corporate Opportunities
Under the Articles, the Company has renounced any interest or expectancy of the Company in, or in being offered an opportunity to participate in, certain opportunities where such opportunities come into the possession of one of our directors other than in his or her capacity as a director (as more particularly described in the Articles). This is subject to applicable law and may be waived by the relevant director.
Listing
Our ordinary shares are listed on the New York Stock Exchange under the symbol “EVTL.”
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

SELLING SECURITYHOLDER
This prospectus relates to the offer and sale from time to time by the Selling Securityholder of up to 168,169,971 ordinary shares, comprising (a) up to 63,900,370 Step Down Conversion Shares and (b) up to 104,269,601 Step Down PIK Shares.
With respect to the Step Down PIK Shares, we have assumed the maximum aggregate principal amount of PIK Interest will be issued as payment-in-kind interest payments on the Convertible Senior Secured Notes, including Additional Notes, through their maturity.
The Selling Securityholder may from time to time offer and sell any or all of the ordinary shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. Unless stated otherwise, when we refer to the “Selling Securityholder” in this prospectus, we mean the persons listed in the table below and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold the Selling Securityholder’s interest in the ordinary shares after the date of this prospectus. All proceeds of this offering will be received by the Selling Securityholder for its own accounts.
The following table is prepared based on information provided to us by the Selling Securityholder and sets forth, to our knowledge, information as of the date of this prospectus regarding the beneficial ownership of the Selling Securityholder and the aggregate number of ordinary shares that the Selling Securityholder may offer pursuant to this prospectus.
Because the Selling Securityholder is not obligated to sell its securities, we cannot state with certainty the amount of our securities that the Selling Securityholder will hold upon consummation of any such sales. In addition, since the date on which the Selling Securityholder provided this information to us, the Selling Securityholder may have sold, transferred or otherwise disposed of all or a portion of its securities. Any changed or new information given to us by the Selling Securityholder, including regarding the identity of, and the securities held by, the Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Securityholder may sell all, some or none of such securities in this offering. We do not know how long the Selling Securityholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholder regarding the sale of any of the shares. See “Plan of Distribution.”
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC, and generally includes ordinary shares with respect to which a Selling Securityholder has voting or investment power. Percentage of beneficial ownership is based on 171,723,641 ordinary shares issued and outstanding as of August 10, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, ordinary shares subject to options, warrants or other convertible rights that are currently exercisable or that will become exercisable or will otherwise vest within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the individual or entity who holds those options, warrants or other convertible rights for the purpose of computing the percentage ownership of that selling stockholder, but are not considered outstanding for purposes of computing the percentage ownership of any other person.
The information in the table below is based upon information provided by the Selling Securityholder as of the date hereof. The securities owned by the Selling Securityholder named below do not have voting rights different from the securities owned by other securityholders. The Selling Securityholder’s address is noted below. After the date of effectiveness of the shelf registration statement of which this prospectus forms a part, the Selling Securityholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of the ordinary shares shown as beneficially owned in the table below. Information about the Selling Securityholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Securityholder	Number of Ordinary Shares Beneficially Owned Before the Offering(1)	Percentage of Ordinary Shares Beneficially Owned Immediately Prior to this Registration Statement(2)	Number of Ordinary Shares Being Offered(3)	Number of Ordinary Shares Immediately After the Offering(4)	Percentage of Ordinary Shares Beneficially Owned Immediately After the Offering(5)
AFFILIATES OF MUDRICK CAPITAL MANAGEMENT, L.P.(6)	214,698,010(7)	64.2%	168,169,971(8)	155,446,719	35.1%

(1)
The number of ordinary shares listed for the Selling Securityholder (the “Pre-Offering Beneficial Ownership”) is based on the ordinary shares held by the Selling Securityholder as of the date of this prospectus, but assumes the conversion of all Convertible Senior Secured Notes held by the Selling Securityholder as of the date hereof and the exercise of all Company warrants held by the Selling Securityholder and are currently exercisable or exercisable within 60 days of the date hereof.

(2)
In calculating the percentage, (a) the numerator is equal to the Pre-Offering Beneficial Ownership and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding as of August 10, 2026 (being 171,723,641 ordinary shares) and the portion of the Pre-Offering Beneficial Ownership attributable to ordinary shares issuable upon the conversion of all Convertible Senior Secured Notes held by the Selling Securityholder as of the date hereof and the exercise of all Company warrants held by the Selling Securityholder and currently exercisable or exercisable within 60 days of the date hereof.

(3)
The amount set forth in this column is the number of ordinary shares that may be offered by the Selling Securityholder using this prospectus. This amount does not represent any other of our ordinary shares that the Selling Securityholder may own beneficially or otherwise.

(4)
The number of ordinary shares to be beneficially owned immediately after completion of the offering (the “Post-Offering Beneficial Ownership”) is calculated on the basis of the full conversion of the Convertible Senior Secured Notes held by the Selling Securityholder on the maturity date of the Convertible Senior Secured Notes, the issuance of the maximum number of PIK Interest Notes and the full conversion of such PIK Interest Notes, plus the exercise of all Company warrants held by the Selling Securityholder and currently exercisable or exercisable within 60 days of the date hereof.

(5)
In calculating the percentage, (a) the numerator is equal to the Post-Offering Beneficial Ownership and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding as of August 10, 2026 (being 171,723,641 ordinary shares), the number of ordinary shares being offered pursuant to this prospectus, and the portion of the Post-Offering Beneficial Ownership attributable to the full conversion of the Convertible Senior Secured Notes held by the Selling Securityholder as of the date hereof, the issuance of the maximum number of PIK Interest Notes and the full conversion of such PIK Interest Notes, plus the exercise of all Company warrants held by the Selling Securityholder and currently exercisable or exercisable within 60 days of the date hereof.

(6)
The selling securityholder referenced in this row comprises certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management, L.P. or its affiliates and that may acquire ordinary shares pursuant to the Amended and Restated Convertible Note Purchase Agreement, consisting of Mudrick Distressed Opportunity Fund Global, L.P., Mudrick Distressed Opportunity Drawdown Fund II, L.P., Mudrick Distressed Opportunity Drawdown Fund II SC, L.P., Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P., Mudrick Distressed Opportunity SIF Master Fund, L.P., Mudrick Stressed Credit Master Fund, L.P., Mudrick Opportunity Co-Investment Fund, L.P., Mudrick Distressed Opportunity Drawdown Fund III, L.P., Mudrick Co-Investment Opportunity III, L.P. and certain accounts managed by Mudrick Capital Management, L.P. (collectively, the “Mudrick Funds”). Jason Mudrick is the founder, general partner and Chief Investment Officer of Mudrick Capital Management, L.P. Mr. Mudrick, through Mudrick Capital Management, L.P., is responsible for the voting and investment decisions relating to such ordinary shares. The address of each of the entities and individuals explicitly named in this footnote is c/o Mudrick Capital Management, L.P., 31 West 52nd Street, 16th Floor, New York, NY 10019.

(7)
Based on information reported in a Schedule 13D/A filed on August 14, 2026 and other information known to the Company. Represents (i) 52,159,585 ordinary shares, (ii) 157,972,425 ordinary shares issuable upon conversion of Convertible Senior Secured Notes, (iii) 400,000 ordinary shares issuable upon exercise of the Convertible Notes Warrants that are currently exercisable, (iv) 2,083,000 ordinary shares issuable upon exercise of Tranche A Warrants that are currently exercisable, and (v) 2,083,000 ordinary shares issuable upon exercise of Tranche B Warrants that are currently exercisable, in each case, directly held by the Mudrick Funds.

(8)
Represents 168,169,971 ordinary shares issuable to the Mudrick Funds as a result of the Step Down Amendment, comprising (a) up to 63,900,370 Step Down Conversion Shares and (b) up to 104,269,601 Step Down PIK Shares.

PLAN OF DISTRIBUTION
This prospectus relates to the resale or other disposition, from time to time, of up to 168,169,971 ordinary shares, comprising (a) up to 63,900,370 Step Down Conversion Shares and (b) up to 104,269,601 Step Down PIK Shares.
The Selling Securityholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through brokers, dealers, or underwriters who may act solely as agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
in a block trade in which a broker-dealer may attempt to sell a block of ordinary shares as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;

•
on any national securities exchange on which our ordinary shares may be listed at the time of sale, including the New York Stock Exchange (including through “at the market” offerings);

•
at prices related to such prevailing market prices;

•
at negotiated prices;

•
through brokers, dealers, or underwriters who may act solely as agents;

•
directly to one or more purchasers;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
a combination of any such methods of sale; and

•
through any other method permitted pursuant to applicable law.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If the Selling Securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. Such broker-dealer may receive commissions or discounts from the Selling Securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of the securities covered by this prospectus to its members, partners or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, shareholders or other securityholders are not affiliates of ours, such members, partners, shareholders or other securityholders would thereby receive freely tradable securities pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successor-in-interest as a selling securityholder under this prospectus. The Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus after they have provided to us certain documentation. The Selling Securityholder also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act (rather than under this prospectus), provided that it meets the criteria and conforms to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.
The aggregate proceeds to the Selling Securityholder from the sale of the securities offered by it will be the purchase price of the securities less discounts or commissions, if any. The Selling Securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the Selling Securityholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
In connection with the sale of our securities, unless otherwise restricted by a contractual agreement or, in the case of a Selling Securityholder who is an employee or director, our insider trading policy, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholder may also sell our securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholder may also enter into option, forward or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities registered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). There can be no assurance that the Selling Securityholder will sell any or all of the securities registered pursuant to the shelf registration statement of which this prospectus forms a part. Mudrick Capital and its affiliates may also sell securities that are registered and remain unsold under other resale registration statements that the Company has filed with the SEC, including 98,721,134 ordinary shares previously registered in respect of the conversion of the Convertible Senior Secured Notes, including Additional Notes, and the 47,236,889 ordinary shares previously registered in respect of PIK Interest thereunder, in each case excluding the Step Down Conversion Shares and the Step Down PIK Shares covered by this prospectus. In addition, the Selling Securityholder may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholder has the sole and absolute discretion not to accept any purchase offer or make any sale of securities if it deems the purchase price to be unsatisfactory at any particular time.
The Selling Securityholder and any other person participating in the sale of our securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.
In order to comply with the securities laws of some states, if applicable, securities may be sold in these jurisdictions only through registered or licensed brokers or dealers.
The Selling Securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of securities against certain liabilities, including liabilities arising under the Securities Act. To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution. Once sold under the registration statement of which this prospectus forms a part, the securities will be freely tradeable in the hands of persons other than our affiliates.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
The validity of the securities being registered hereby and certain other matters of Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP. We are being represented by Latham & Watkins LLP with respect to certain legal matters as to United States federal securities law.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered address of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH, United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.
We have been advised by our Cayman Islands legal counsel, Walkers (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

EXPENSES
The following is a statement of expenses in connection with the distribution of the securities registered.
Expenses	Amount
SEC registration fee		$17,882.69
FINRA filing fee		*
Legal and accounting fees and expenses		*
Trustee and transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

All amounts in the table are estimates except the SEC registration fee. Under agreements to which we are party with the Selling Securityholder, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
•
Our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 24, 2026;

•
The information contained in our Reports on Form 6-K furnished to the SEC on August 18, 2026 (including Exhibit 99.1 but excluding Exhibit 99.2); on August 13, 2026 relating to the Company’s financial results for the six months ended June 30, 2026 (including Exhibits 99.2 and 99.3 but excluding Exhibit 99.1); on August 13, 2026 relating to certain agreements with Mudrick Capital (including Exhibits 4.1, 99.1, 99.2, 99.3 and 99.4); on August 10, 2026 relating to the Company’s registered direct offering and convertible preferred equity offering (excluding Exhibits 1.1, 4.1, 5.1, 5.2 and 5.3); on August 10, 2026 relating to an agreement in principle for financing transactions (excluding Exhibit 99.1); on July 13, 2026 (excluding Exhibit 99.1); on June 29, 2026 (excluding Exhibit 99.1); on May 21, 2026 (excluding Exhibit 99.1); on May 12, 2026; on May 6, 2026 (including Exhibits 99.2 and 99.3 but excluding Exhibit 99.1); on April 20, 2026 (including Exhibits 4.1, 99.1, 99.2, 99.3, 99.4 and 99.5 but excluding Exhibit 99.6); on April 16, 2026 (excluding Exhibit 99.1); on March 30, 2026 relating to a registered issuance of ordinary shares (excluding Exhibit 99.1); on March 30, 2026 relating to an agreement in principle for a comprehensive funding package; and on March 27, 2026 (excluding Exhibit 99.1); and

•
the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 15, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: Vertical Aerospace Ltd., Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom and our telephone number at that address is +44 117 471-0150. Alternatively, copies of these documents are available via our website (http://investor.vertical-aerospace.com), or as described under “Where You Can Find More Information” below. The information on our website is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.
Our website is www.vertical-aerospace.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Vertical Aerospace Ltd.
Up to 168,169,971 Ordinary Shares

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except where any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits
The following documents are filed as part of this registration statement on Form F-3.
		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
3.1	Fifth Amended and Restated Memorandum and Articles of Association of Vertical Aerospace Ltd.	6-K	001-41169	3.1	January 20, 2026
4.1	Specimen Vertical Ordinary Share Certificate.	F-4	333-257785	4.6	July 9, 2021
4.2	Indenture dated December 16, 2021 between Vertical Aerospace Ltd. and U.S. Bank National Association as trustee and collateral agent for the Convertible Senior Secured Notes.	20-F	001-41169	2.5	April 29, 2022
4.3	First Supplemental Indenture, dated December 23, 2024, between Vertical Aerospace Ltd. and U.S. Bank Trust Company, National Association.	6-K	001-41169	4.1	December 23, 2024
4.4	Second Supplemental Indenture, dated December 23, 2024, by and among Vertical Aerospace Ltd., Vertical Aerospace Group Limited and U.S. Bank Trust Company, National Association.	6-K	001-41169	4.2	December 23, 2024
4.5	Third Supplemental Indenture, dated April 20, 2026, by and among Vertical Aerospace Ltd., Vertical Aerospace Group Limited and U.S. Bank Trust Company, National Association.	6-K	001-41169	4.1	April 20, 2026
4.6	Fourth Supplemental Indenture, dated August 12, 2026, by and among Vertical Aerospace Ltd., Vertical Aerospace Group Limited and U.S. Bank Trust Company, National Association.	6-K	001-41169	4.1	August 13, 2026
5.1	Opinion of Walkers (Cayman) LLP.
10.1	Convertible Note Purchase Agreement, dated April 20, 2026, by and between Vertical and Mudrick Capital Management, L.P.	6-K	001-41169	99.1	April 20, 2026
10.2	Amended and Restated Convertible Note Purchase Agreement, dated August 12, 2026, by and between Vertical and Mudrick Capital Management, L.P.	6-K	001-41169	99.1	August 13, 2026

Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
10.3	Shareholder Agreement, dated August 12, 2026, between Vertical Aerospace Ltd. and Mudrick Capital Management, L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management, L.P. or its affiliates.	6-K	001-41169	99.2	August 13, 2026
10.4	Certificate of Designations of Series A Convertible Preferred Shares of Vertical, dated April 20, 2026.	6-K	001-41169	99.3	April 20, 2026
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
107	Filing Fee Table.
Item 10.   Undertakings
(a)   The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 27th day of August, 2026.
VERTICAL AEROSPACE LTD.
By:
/s/ Stuart Simpson

Name: Stuart Simpson
Title:   Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Stuart Simpson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-3, or other appropriate form, and all amendments thereto, including post-effective amendments, of Vertical Aerospace Ltd., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Stuart Simpson Stuart Simpson	Chief Executive Officer (Principal Executive Officer) and Director	August 27, 2026
/s/ John Maloney John Maloney	Finance Director (Principal Financial Officer and Principal Accounting Officer)	August 27, 2026
/s/ James Keith Brown James Keith Brown	Director	August 27, 2026
/s/ Kris Haber Kris Haber	Director	August 27, 2026
/s/ Patrick Ky Patrick Ky	Director	August 27, 2026
/s/ Lord Andrew Parker Lord Andrew Parker	Director	August 27, 2026
/s/ Poul Carsten Stendevad Poul Carsten Stendevad	Director	August 27, 2026
/s/ Benjamin Story Benjamin Story	Director and Interim Chair	August 27, 2026

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Vertical Aerospace Ltd. has signed this Registration Statement on Form F-3 in the City of New York, State of New York, on August 27, 2026.
COGENCY GLOBAL INC.
By:
/s/ Colleen De Vries

Name: Colleen De Vries
Title:
Sr. Vice President on behalf of Cogency Global Inc.